EXHIBIT 3.4
                                   -----------
                               LEGEND MOBILE, INC.
                                ACTION BY WRITTEN
                               CONSENT OF THE SOLE
                                  MEMBER OF THE
                               BOARD OF DIRECTORS

       The undersigned, being the sole member of the Board of Directors of Legend Mobile, Inc., a Delaware corporation (the "Corporation"), hereby takes the following actions and adopts the following resolutions by written consent to be effective as of the date set forth below, and hereby directs the Secretary of the Corporation to make this instrument a part of the records of the
Corporation:

                     RESOLVED,   that,   pursuant  to  Article   FOURTH  of  the
              Certificate of Incorporation (which authorizes 1,000,000 shares of Preferred Stock, $.01 par value, of which 850,000 shares of Series B Convertible Preferred Stock presently are issued and outstanding), the Board of Directors hereby fixes the designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of a series of 147,775 shares of Series C Convertible Preferred
              Stock referred to herein as the "Series C Convertible Preferred Stock".

                     RESOLVED,  that  each  share of the  Series  C  Convertible
              Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

              1. Number of Shares. The number of shares constituting the Series C Convertible Preferred Stock shall be and the same is hereby fixed at 147,775.

              2. Stated Capital. The amount to be represented in stated capital at all times for each share of the Series C Convertible Preferred Stock shall be its par value of $.01 per share.

              3. Rank. Subject to Section 5, the Series C Convertible Preferred Stock shall, with respect to rights on liquidation, rank equivalent to all classes of the common stock, $.001 par value per share (collectively, the "Common Stock" or "Common Shares"), of the Corporation and shares of Series B Convertible Preferred Stock.

              4. Dividends. Subject to the satisfaction of the Conversion Test (as defined in Section 7(1) below) being satisfied, the holders of outstanding Series C Convertible Preferred Stock shall not be entitled to participate in any dividends declared on the Corporation's common stock, $.001 par value per share (the "Common Stock").

              5. Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to the satisfaction of the Conversion Test, the holders of Series C Convertible Preferred Stock shall be entitled to $0.01 per share. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation after the satisfaction of the Conversion Test, the holders of Series C Convertible Preferred Stock shall be entitled to share with the holders of shares of Common Stock and Series B Convertible Preferred Stock pari passu in the assets of the Corporation, on an as converted basis, whether such assets are capital or surplus of any nature. A Reorganization (as defined in Subsection 8(5) below) shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 5.


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              6.     Redemption.  Shares of Series C Convertible Preferred Stock
       may not be redeemed by the Corporation absent the unanimous consent of the holders thereof.

              7.     Conversion Rights.

                     (1) The Series C Preferred Shares shall be convertible upon the earlier to occur of: (i) the date the Corporation generates net profits in any two consecutive fiscal quarters as reported on the Corporation's Form 10-QSB or Form 10-Q, as the case may be; (ii) April 1, 2006; or (iii) any date that the Market Price per share of Common Stock equals or exceeds $0.50 (the "Conversion Test"). If the Corporation is sold (whether by sale of all or substantially all of its stock or assets, or by a merger in which the Corporation is not the surviving corporation) at a per share price which exceeds 110% of the Market Price of the Common Stock (as defined in Section 12(1)), the Conversion Test will be deemed satisfied, the Series C Preferred Shares will be convertible immediately prior to the closing of such sale, and the holders of the Series C Preferred Shares will be entitled to the rights set forth in Section 5 above.

                     (2) The date on which a conversion of Series C Preferred Shares takes place shall be termed the "Conversion Date" for such shares. The conversion of Series C Preferred Shares shall be on the basis of 100 shares of Common Stock for one Series C Preferred Share; provided, however, that such 100 for one conversion rate shall be subject to adjustment from time to time in certain instances as provided in Section 8 below (the conversion rate in effect at any given time shall be termed the "Conversion Rate"). Upon conversion, the holder of the Series C Preferred Shares will be required to pay to the Corporation a conversion price for each share of Common Stock equal to $.10 (the "Conversion Price"). The holder of the Series C Preferred Shares may pay the Conversion Price in cash ("Conversion Option A") or by surrendering additional Series C Preferred Shares, valued at the difference between
       (i) the average market value of the Common Stock over the five (5) business day period immediately preceding the Conversion Date and (ii) the Conversion Price ("Conversion Option B").

                     (3) As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holders at the office of the then transfer agent for the Series C Convertible Preferred Stock, a certificate or certificates for the number of full shares of Common Stock to which such holders are entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Subsection 7(4) below. Each holder shall be deemed to have become a stockholder of record of the Common Stock on the Conversion Date.

                     (4) No fractional shares of Common Stock or script shall be issued upon conversion of Series C Convertible Preferred Stock. The number of full shares of Common Stock issuable upon conversion of such Series C Preferred Shares shall be computed on the basis of the aggregate number of Series C Preferred Shares so surrendered. Instead of any fractional shares of Common Stock which otherwise would be issuable upon conversion of any shares of Series C Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect to such fractional interest based upon the Market Price (as defined in Subsection 12(1)) of the Common Stock at the close of business on the last business day prior to the Conversion Date.

                     (5) If any shares of Common Stock to be reserved for the purpose of conversion of Series C Convertible Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation shall at its sole cost and expense in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

                     (6) All shares of Common Stock which may be issued upon conversion of Series C Convertible Preferred Stock upon issuance will be validly issued, fully paid and nonassessable. The Corporation will pay any and all documentary taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Preferred Shares pursuant hereto. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series C Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid. If and to the extent the Corporation is required to withhold taxes in connection with the conversion of the Series C Preferred Shares, the holders thereof may, at their option (and subject to compliance with federal securities laws), effect such withholding by (i) causing the Corporation to retain a portion of the Common Stock issuable upon such conversion (valued at Market Price), or (ii) delivering additional shares of Series C Convertible Preferred Stock (valued at Market Price less Conversion Price).

                     (7) All certificates representing Series C Preferred Shares surrendered for conversion shall be appropriately canceled on the books of the Corporation and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation.

              8.     Adjustment of Conversion Rights.

                     (1) In case the Corporation shall, with respect to its Common Stock, (i) pay a dividend or make a distribution on its shares of Common Stock which is paid or made in shares of Common Stock or in securities convertible into or exchangeable for its Common Stock (in which latter event the number of shares of Common Stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, the Conversion Rate in effect immediately prior thereto shall be adjusted so that each holder of a Series C Preferred Share thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other capital stock of the Corporation which it would have owned or been entitled to receive in respect of such Series C Preferred Share immediately after the happening of any of the events described above had such Series C Preferred Share been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 8(1), the holder of any Series C Preferred Share thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive), shall determine the allocation of the adjusted Conversion Rate between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                            In the event that at any time as a result of an adjustment made pursuant to this Subsection 8(1), the holder of any Series C Preferred Share thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Rate with respect to other shares so receivable upon conversion of any Series C Preferred Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 8.

                     (2) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for its Common Stock) at a price per share less than the Market Price per share of Common Stock on the record date mentioned below (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the issuance of such rights or warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants, plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares offered for subscription or purchase would purchase at such Market Price. Such adjustment shall become effective immediately after the opening of business on the day following the record date for such rights or warrants.

                            In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends out of legally available funds and dividends or distributions payable in capital stock or other securities for which adjustment is made pursuant to Subsection 8(1) and excluding for purposes of this section rights or warrants to subscribe to securities of the Corporation), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such distribution by a fraction, of which the numerator shall be the Market Price per share of Common Stock on the record date mentioned below, and of which the denominator shall be such Market Price per share of Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Anything in this Section 8 to the contrary notwithstanding, the Corporation shall be entitled to make such increase in the number of shares of Common Stock to be acquired upon conversion of a Series C Preferred Share, in addition to those required by this Section 8, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

                     (3) On the expiration of any rights or warrants referred to in Subsection 8(2), or the termination of any rights of conversion or exchange referred to in Subsection 8(1)(i), the Conversion Rate then in effect shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustment made upon the issuance of such rights or warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants or upon the conversion or exchange of such securities.

                     (4) Except as provided in Subsections 8(1), 8(2) and 8(3) above, no other event shall effect a change in the Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided, an officer of the Corporation shall compute the adjusted Conversion Rate in accordance with the provisions of this Section 8 and shall prepare a certificate setting forth such Conversion Rate showing in detail the facts upon which such adjustment is made (the "Adjustment Certificate"). Such Adjustment Certificate shall forthwith be filed with) the transfer agent for the Series C Convertible Preferred Stock, if any, and a notice thereof mailed to the holders of record of the outstanding shares of such series.

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                     (5)    In the event of any consolidation or merger to which
       the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, or the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation) (each such transaction referred to herein as "Reorganization"), no adjustment of conversion rights or the Conversion Rate shall be made; provided, however, each holder of a Series C Preferred Share shall thereupon be entitled to receive upon conversion of the Series C Preferred Share, and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the corporation ("Successor Corporation") resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise transferred or with whom securities have been exchanged, which such holder would have owned or been entitled to receive as a result of such Reorganization had such Series C Preferred Share been converted immediately prior to such Reorganization (and assuming such holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization; provided that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each share of Common Stock in respect
       of  which  such  rights  of  election   shall  not  have  been  exercised
       ("non-electing share") then for the purpose of this Subsection 8(5) the kind and amount of securities, property or cash receivable upon such Reorganization for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series C Preferred Shares, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Series C Preferred Shares. The provisions of this Subsection 8(5) shall similarly apply to successive Reorganizations.

                     (6) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series C Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding Series C Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of a Reorganization to which Subsection 8(5) above applies, effective provision shall be made in the certificate or articles of incorporation, merger or consolidation or otherwise of the Successor Corporation so that such Successor Corporation will at all times reserve and keep available a sufficient number of shares of common stock or other securities or property to provide for the conversion of the Series C Convertible Preferred Stock in accordance with the provisions of this Section 8.

                     (7) The Corporation shall not amend its Certificate of Incorporation, or participate in any reorganization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series C Convertible Preferred Stock set forth herein.

              9.     Voting Rights.

                     (1) The holders of the Series C Convertible Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on a 100 votes per share basis. The holders of the Series C Convertible Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

                     (2) In addition to any other rights provided by Subsection 9(1) or by applicable law, so long as any Series C Convertible Preferred Stock shall be outstanding, the Corporation shall not without first obtaining the affirmative vote or written consent of all of the holders of the Series C Preferred Shares outstanding;

                            (i) increase the authorized number of shares of Series C Convertible Preferred Stock;

                            (ii) create any class or series of shares ranking prior or pari passu to the Series C Convertible Preferred Stock either as to dividends or upon liquidation;

                            (iii)  amend, alter or repeal any of the preferences
                                   or  rights  of  the   Series  C   Convertible
                                   Preferred Stock; or

                            (iv) authorize any reclassification of the Series C Convertible Preferred Stock.

                     (3) The voting rights set forth in this Section 9 shall in no way be affected by a failure in the satisfaction of the Conversion Test.

                     (4) The Board of Directors may change or otherwise adjust the terms of the Series C Convertible Preferred Stock in its sole discretion.

              10. Transferability. Subject to restrictions imposed under federal and state securities laws, the Series C Preferred Shares shall be freely transferable by the holders thereof.

              11. Registration Rights. If and to the extent that the shares of Common Stock issuable upon conversion of the Series C Preferred Shares are not includable in a registration statement on Form S-8, the Corporation will prepare and file, at its own expense, a shelf registration statement on Form S-3 (or such other available Form if Form S-3 shall not be available to the Corporation) to enable the holders thereof to resell shares of Common Stock acquired upon conversion of the Series C Preferred Shares.

              12.    Definitions.

                     (1) The "Market Price" per share of Common Stock at the time as of which such "Market Price" is determined shall be deemed to be the average of the Closing Prices for twenty (20) business days selected by the Corporation out of the thirty (30) consecutive days immediately preceding the date as of which such "Market Price" is determined, except that for purposes of Sections 7(1) and 7(4) above, the "Market Price" shall be the Closing Price on the last business day preceding the event requiring such determination. For the purpose of the foregoing sentence, a "business day" means a day on which the exchange or over-the-counter market on which the Common Shares are traded was open for at least one-half (1/2) of its normal business day.

                     (2) The "Closing Price" on any day shall be the last sale price, regular way, as reported in a composite published report of transactions which includes transactions on the exchange or other principal markets in which the Common Shares are traded or, if there is no such composite report as to any day, the last reported sale price, regular way (or if there is no such reported sale on such day, the average of the closing reported bid and asked prices) on the principal United States securities trading market (whether a stock exchange, NASDAQ, or otherwise) in which the Common Shares are traded; provided, however, that if the Common Shares are not publicly traded or listed during the time of any computation pursuant to this section, their "Market Price" for the purposes hereof shall be the fair value as determined in good faith and certified to the Corporation by any person agreed upon by, and mutually satisfactory to, the President of the Corporation and the holders of the Series C Convertible Preferred Stock; provided, however, that if such persons are unable to agree upon a mutually satisfactory person, then the "Market Price" shall be the fair value as determined in good faith by the Board of Directors of the Corporation.

                     RESOLVED,  that the Corporation  shall issue and deliver to
              Peter Klamka 147,775 shares of the Series C Convertible Preferred Stock, in consideration of Mr. Klamka's extraordinary service to the Corporation, including without limitation transfer by Mr. Klamka to the Corporation of 500,000 shares of common stock of Legend Credit, Inc., owed by Mr. Klamka; and

                     RESOLVED,  that  each of the  officers  of the  Corporation acting singly be, and each hereby is, authorized to execute and deliver on behalf of the Corporation such instruments, certificates and other documents and to take such further actions determined by any officer to be necessary or appropriate to carry out the full intent and purposes of the foregoing resolutions, the execution and delivery thereof to constitute conclusive evidence of that determination.

       IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of June 24, 2004.


                                                   /s/ Peter Klamka
                                                   -----------------------------
                                                   Peter Klamka

               ---------------------------------------------------
               CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
                  OF A SERIES OF PREFERRED STOCK BY RESOLUTION
                   OF THE BOARD OF DIRECTORS PROVIDING FOR AN
                  ISSUE OF 147,775 SHARES OF SERIES C PREFERRED
                        STOCK, $.01 PAR VALUE, DESIGNATED
                  AS THE "SERIES C CONVERTIBLE PREFERRED STOCK"
               ---------------------------------------------------

       I, Peter Klamka, Chairman of the Board and Secretary of LEGEND MOBILE, INC., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designation under the corporate seal of the Corporation and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

                     RESOLVED,   that,   pursuant  to  Article   FOURTH  of  the
              Certificate of Incorporation (which authorizes 1,000,000 shares of Preferred Stock, $.01 par value, of which 850,000 shares of Series B Convertible Preferred Stock presently are issued and outstanding), the Board of Directors hereby fixes the designation and preferences and relative participating, optional and other special rights, and qualifications, limitations and restrictions of a series of 147,775 shares of Series C Convertible Preferred
              Stock referred to herein as the "Series C Convertible Preferred Stock".

                     RESOLVED,  that  each  share of the  Series  C  Convertible
              Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

       13. Number of Shares. The number of shares constituting the Series C Convertible Preferred Stock shall be and the same is hereby fixed at 147,775.

       14. Stated Capital. The amount to be represented in stated capital at all times for each share of the Series C Convertible Preferred Stock shall be its par value of $.01 per share.

       15. Rank. Subject to Section 5, the Series C Convertible Preferred Stock shall, with respect to rights on liquidation, rank equivalent to all classes of the common stock, $.001 par value per share (collectively, the "Common Stock" or "Common Shares"), of the Corporation and shares of Series B Convertible Preferred Stock.

       16. Dividends. Subject to the satisfaction of the Conversion Test (as defined in Section 7(1) below) being satisfied, the holders of outstanding Series C Convertible Preferred Stock shall not be entitled to participate in any dividends declared on the Corporation's common stock, $.001 par value per share (the "Common Stock").

       17.    Liquidation  Rights.  In the event of a voluntary  or  involuntary liquidation, dissolution or winding up of the Corporation prior to the satisfaction of the Conversion Test, the holders of Series C Convertible Preferred Stock shall be entitled to $0.01 per share. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation after the satisfaction of the Conversion Test, the holders of Series C Convertible Preferred Stock shall be entitled to share with the holders of shares of Common Stock and Series B Convertible Preferred Stock pari passu in the assets of the Corporation, on an as converted basis, whether such assets are capital or surplus of any nature. A Reorganization (as defined in Subsection 8(5) below) shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 5.

       18. Redemption. Shares of Series C Convertible Preferred Stock may not be redeemed by the Corporation absent the unanimous consent of the holders thereof.

       19.    Conversion Rights.

              (1) The Series C Preferred Shares shall be convertible upon the earlier to occur of: (i) the date the Corporation generates net profits in any two consecutive fiscal quarters as reported on the Corporation's Form 10-QSB or Form 10-Q, as the case may be; (ii) April 1, 2006; or (iii) any date that the Market Price per share of Common Stock equals or exceeds $0.50 (the "Conversion Test"). If the Corporation is sold (whether by sale of all or substantially all of its stock or assets, or by a merger in which the Corporation is not the surviving corporation) at a per share price which exceeds 110% of the Market Price of the Common Stock (as defined in Section 12(1)), the Conversion Test will be deemed satisfied, the Series C Preferred Shares will be convertible immediately prior to the closing of such sale, and the holders of the Series C Preferred Shares will be entitled to the rights set forth in Section 5 above.

              (2) The date on which a conversion of Series C Preferred Shares takes place shall be termed the "Conversion Date" for such shares. The conversion of Series C Preferred Shares shall be on the basis of 100 shares of Common Stock for one Series C Preferred Share; provided, however, that such 100 for one conversion rate shall be subject to adjustment from time to time in certain instances as provided in Section 8 below (the conversion rate in effect at any given time shall be termed the "Conversion Rate"). Upon conversion, the holder of the Series C Preferred Shares will be required to pay to the Corporation a conversion price for each share of Common Stock equal to $.10 (the "Conversion Price"). The holder of the Series C Preferred Shares may pay the Conversion Price in cash ("Conversion Option A") or by surrendering additional Series C Preferred Shares, valued at the difference between (i) the average market value of the Common Stock over the five (5) business day period immediately preceding the Conversion Date and (ii) the Conversion Price ("Conversion Option B").

              (3) As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holders at the office of the then transfer agent for the Series C Convertible Preferred Stock, a certificate or certificates for the number of full shares of Common Stock to which such holders are entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Subsection 7(4) below. Each holder shall be deemed to have become a stockholder of record of the Common Stock on the Conversion Date.

              (4) No fractional shares of Common Stock or script shall be issued upon conversion of Series C Convertible Preferred Stock. The number of full shares of Common Stock issuable upon conversion of such Series C Preferred Shares shall be computed on the basis of the aggregate number of Series C Preferred Shares so surrendered. Instead of any fractional shares of Common Stock which otherwise would be issuable upon conversion of any shares of Series C Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect to such fractional interest based upon the Market Price (as defined in Subsection 12(1)) of the Common Stock at the close of business on the last business day prior to the Conversion Date.

              (5)    If any  shares  of  Common  Stock  to be  reserved  for the purpose of conversion of Series C Convertible Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation shall at its sole cost and expense in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

              (6) All shares of Common Stock which may be issued upon conversion of Series C Convertible Preferred Stock upon issuance will be validly issued, fully paid and nonassessable. The Corporation will pay any and all documentary taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Preferred Shares pursuant hereto. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series C Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid. If and to the extent the Corporation is required to withhold taxes in connection with the conversion of the Series C Preferred Shares, the holders thereof may, at their option (and subject to compliance with federal securities laws), effect such withholding by (i) causing the Corporation to retain a portion of the Common Stock issuable upon such conversion (valued at Market Price), or (ii) delivering additional shares of Series C Convertible Preferred Stock (valued at Market Price less Conversion Price).

              (7) All certificates representing Series C Preferred Shares surrendered for conversion shall be appropriately canceled on the books of the Corporation and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation.

       20.    Adjustment of Conversion Rights.

              (1) In case the Corporation shall, with respect to its Common Stock, (i) pay a dividend or make a distribution on its shares of Common Stock which is paid or made in shares of Common Stock or in securities convertible into or exchangeable for its Common Stock (in which latter event the number of shares of Common Stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, the Conversion Rate in effect immediately prior thereto shall be adjusted so that each holder of a Series C Preferred Share thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other capital stock of the Corporation which it would have owned or been entitled to receive in respect of such Series C Preferred Share immediately after the happening of any of the events described above had such Series C Preferred Share been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 8(1), the holder of any Series C Preferred Share thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive), shall determine the allocation of the adjusted Conversion Rate between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                     In the event that at any time as a result of an adjustment made pursuant to this Subsection 8(1), the holder of any Series C Preferred Share thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Rate with respect to other shares so receivable upon conversion of any Series C Preferred Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 8.

              (2) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for its Common Stock) at a price per share less than the Market Price per share of Common Stock on the record date mentioned below (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the issuance of such rights or warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants, plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares offered for subscription or purchase would purchase at such Market Price. Such adjustment shall become effective immediately after the opening of business on the day following the record date for such rights or warrants.

                     In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends out of legally available funds and dividends or distributions payable in capital stock or other securities for which adjustment is made pursuant to Subsection 8(1) and excluding for purposes of this section rights or warrants to subscribe to securities of the Corporation), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such distribution by a fraction, of which the numerator shall be the Market Price per share of Common Stock on the record date mentioned below, and of which the denominator shall be such Market Price per share of Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Anything in this Section 8 to the contrary notwithstanding, the Corporation shall be entitled to make such increase in the number of shares of Common Stock to be acquired upon conversion of a Series C Preferred Share, in addition to those required by this Section 8, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

              (3) On the expiration of any rights or warrants referred to in Subsection 8(2), or the termination of any rights of conversion or exchange referred to in Subsection 8(1)(i), the Conversion Rate then in effect shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustment made upon the issuance of such rights or warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants or upon the conversion or exchange of such securities.

              (4) Except as provided in Subsections 8(1), 8(2) and 8(3) above, no other event shall effect a change in the Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided, an officer of the Corporation shall compute the adjusted Conversion Rate in accordance with the provisions of this Section 8 and shall prepare a certificate setting forth such Conversion Rate showing in detail the facts upon which such adjustment is made (the "Adjustment Certificate"). Such Adjustment Certificate shall forthwith be filed with) the transfer agent for the Series C Convertible Preferred Stock, if any, and a notice thereof mailed to the holders of record of the outstanding shares of such series.

              (5) In the event of any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, or the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation) (each such transaction referred to herein as "Reorganization"), no adjustment of conversion rights or the Conversion Rate shall be made; provided, however, each holder of a Series C Preferred Share shall thereupon be entitled to receive upon conversion of the Series C Preferred Share, and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the corporation ("Successor Corporation") resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise transferred or with whom securities have been exchanged, which such holder would have owned or been entitled to receive as a result of such Reorganization had such Series C Preferred Share been converted immediately prior to such Reorganization (and assuming such holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization; provided that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share") then for the purpose of this Subsection 8(5) the kind and amount of securities, property or cash receivable upon such Reorganization for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series C Preferred Shares, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Series C Preferred Shares. The provisions of this Subsection 8(5) shall similarly apply to successive Reorganizations.

              (6) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series C Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding Series C Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of a Reorganization to which Subsection 8(5) above applies, effective provision shall be made in the certificate or articles of incorporation, merger or consolidation or otherwise of the Successor Corporation so that such Successor Corporation will at all times reserve and keep available a sufficient number of shares of common stock or other securities or property to provide for the conversion of the Series C Convertible Preferred Stock in accordance with the provisions of this Section 8.

              (7) The Corporation shall not amend its Certificate of Incorporation, or participate in any reorganization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series C Convertible Preferred Stock set forth herein.

       21.    Voting Rights.

              (1) The holders of the Series C Convertible Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on a 100 votes per share basis. The holders of the Series C Convertible Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

              (2) In addition to any other rights provided by Subsection 9(1) or by applicable law, so long as any Series C Convertible Preferred Stock shall be outstanding, the Corporation shall not without first obtaining the affirmative vote or written consent of all of the holders of the Series C Preferred Shares outstanding;

                     (v) increase the authorized number of shares of Series C Convertible Preferred Stock;

                     (vi) create any class or series of shares ranking prior or pari passu to the Series C Convertible Preferred Stock either as to dividends or upon liquidation;

                     (vii) amend, alter or repeal any of the preferences or rights of the Series C Convertible Preferred Stock; or

                     (viii) authorize  any  reclassification  of  the  Series  C
                            Convertible Preferred Stock.

              (3) The voting rights set forth in this Section 9 shall in no way be affected by a failure in the satisfaction of the Conversion Test.

              (4) The Board of Directors may change or otherwise adjust the terms of the Series C Convertible Preferred Stock in its sole discretion.

       22.    Transferability. Subject to restrictions imposed under federal and
state   securities   laws,  the  Series  C  Preferred  Shares  shall  be  freely transferable by the holders thereof.

       23. Registration Rights. If and to the extent that the shares of Common Stock issuable upon conversion of the Series C Preferred Shares are not includable in a registration statement on Form S-8, the Corporation will prepare and file, at its own expense, a shelf registration statement on Form S-3 (or such other available Form if Form S-3 shall not be available to the Corporation) to enable the holders thereof to resell shares of Common Stock acquired upon conversion of the Series C Preferred Shares.

       24.    Definitions.

              (1) The "Market Price" per share of Common Stock at the time as of which such "Market Price" is determined shall be deemed to be the average of the Closing Prices for twenty (20) business days selected by the Corporation out of the thirty (30) consecutive days immediately preceding the date as of which such "Market Price" is determined, except that for purposes of Sections 7(1) and

7(4) above, the "Market Price" shall be the Closing Price on the last business day preceding the event requiring such determination. For the purpose of the foregoing sentence, a "business day" means a day on which the exchange or over-the-counter market on which the Common Shares are traded was open for at least one-half (1/2) of its normal business day.

              (2) The "Closing Price" on any day shall be the last sale price, regular way, as reported in a composite published report of transactions which includes transactions on the exchange or other principal markets in which the Common Shares are traded or, if there is no such composite report as to any day, the last reported sale price, regular way (or if there is no such reported sale on such day, the average of the closing reported bid and asked prices) on the principal United States securities trading market (whether a stock exchange, NASDAQ, or otherwise) in which the Common Shares are traded; provided, however, that if the Common Shares are not publicly traded or listed during the time of any computation pursuant to this section, their "Market Price" for the purposes hereof shall be the fair value as determined in good faith and certified to the Corporation by any person agreed upon by, and mutually satisfactory to, the President of the Corporation and the holders of the Series C Convertible
Preferred Stock; provided, however, that if such persons are unable to agree upon a mutually satisfactory person, then the "Market Price" shall be the fair value as determined in good faith by the Board of Directors of the Corporation.

       IN WITNESS WHEREOF, LEGEND MOBILE, INC. has caused this Certificate of Designation to be signed by Peter Klamka, its Chairman of the Board and Secretary this 25th day of June, 2004.

                                                     LEGEND MOBILE, INC.

                                                     By:  /s/ Peter Klamka
                                                        ------------------------
(1)      Peter Klamka

(2)      Chairman of the Board